Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal First Quarter 2019

GAAP net revenue was $388.0 million

GAAP net income increased to $0.62 per diluted share

Net Bookings were $288.3 million

Company repurchased 1.60 million shares of its common stock for $153.5 million.

New York, NY — August 2, 2018 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for its fiscal first quarter 2019, ended June 30, 2018.  In addition, the Company provided its initial financial outlook for its fiscal second quarter ending September 30, 2018, and updated its financial outlook for its fiscal year ending March 31, 2019.  For additional information, please see the first quarter fiscal 2019 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Impact of Recently Adopted Accounting Standard

On April 1, 2018, the Company adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers.  Topic 606 significantly changes how the Company recognizes and reports net revenue and net income; however, it does not materially impact Net Bookings (our operational metric).  Financial data for periods prior to April 1, 2018 has not been restated.  Additional information about the Company’s adoption of Topic 606 will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Fiscal First Quarter 2019 GAAP Financial Highlights

Net revenue was $388.0 million, as compared to $418.2 million in last year’s fiscal first quarter.  Recurrent consumer spending (virtual currency, add-on content and in-game purchases) accounted for 62% of total net revenue, as compared to 41% in last year’s fiscal first quarter.  The largest contributors to net revenue in fiscal first quarter 2019 were Grand Theft Auto® Online and Grand Theft Auto V, NBA® 2K18, Dragon City and Monster Legends, and WWE® SuperCard and WWE 2K18.

Digitally-delivered net revenue grew to $315.0 million, as compared to $268.2 million in last year’s fiscal first quarter, and accounted for 81% of total net revenue, as compared to 64% in last year’s fiscal first quarter.  The largest contributors to digitally-delivered net revenue in fiscal first quarter 2019 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, Monster Legends and Dragon City, and WWE SuperCard.

Net income increased to $71.7 million, or $0.62 per diluted share, as compared to $60.3 million, or $0.56 per diluted share, for the comparable period last year.

As of June 30, 2018, the Company had cash and short-term investments of $1.102 billion.

The following data, together with a management reporting tax rate of 20%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

		Three Months Ending June 30, 2018
			Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization & impairment of acquired intangible assets	Business reorganization

Net revenue	$387,982	(99,657)
Cost of goods sold	131,365	(8,414)	(3,969)			(5,072)

Gross profit	256,617	(91,243)	3,969			5,072

Operating expenses	185,771		(20,629)		(194)	(1,789)	242

Income from operations	70,846	(91,243)	24,598		194	6,861	(242)
Interest and other, net	6,601	(595)		91
Income before income taxes	77,447	(91,838)	24,598	91	194	6,861	(242)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.0 million.

Operational Metric — Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal first quarter 2019, total Net Bookings were $288.3 million, as compared to $348.3 million during last year’s fiscal first quarter, which had benefitted from the release of the Gunrunning update for Grand Theft Auto Online.  Net Bookings from recurrent consumer spending accounted for 63% of total Net Bookings, as compared to 59% in last year’s fiscal first quarter.  The largest contributors to Net Bookings in fiscal first quarter 2019 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, Dragon City and Monster Legends, and WWE SuperCard and WWE 2K18.

Catalog accounted for $282.3 million of Net Bookings led by Grand Theft Auto, NBA 2K, and Dragon City and Monster Legends.

Digitally-delivered Net Bookings were $252.8 million, as compared to $280.9 million in last year’s fiscal first quarter, and accounted for 88% of total Net Bookings, as compared to 81% in last year’s fiscal first quarter.  The largest contributors to digitally-delivered Net Bookings in fiscal first quarter 2019 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, Monster Legends and Dragon City, and WWE SuperCard and WWE 2K18.

Management Comments

“Fiscal 2019 is off to a solid start, with first quarter operating results that exceeded our expectations,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “This performance was driven by better-than-expected recurrent consumer spending on Grand Theft Auto Online and NBA 2K18, as well as robust ongoing demand for Grand Theft Auto V, which is now approaching 100 million units sold-in to date.  Accordingly, we are increasing our operating outlook for fiscal year 2019.

“We are incredibly excited about the October 26th launch of Rockstar Games’ Red Dead Redemption 2, as well as the upcoming releases of NBA 2K19 — which marks the 20th anniversary of the series and the 30th anniversary of the Visual Concepts development team — and WWE 2K19.  Fiscal 2019 is poised to be another year of profitable growth for Take-Two, and we expect to deliver record operating results.  Looking ahead, we have a strong development pipeline across our labels and are exceedingly well positioned for long-term growth and margin expansion.”

Business and Product Highlights

Since April 1, 2018:

Take-Two:

•                  Repurchased 1.60 million shares of its common stock for $153.5 million.

Rockstar Games:

•                  Released Grand Theft Auto V: Premium Online Edition for PlayStation® 4, Xbox One and Windows PC.  The Premium Online Edition includes the complete Grand Theft Auto V story experience, the ever-evolving world of Grand Theft Auto Online, and all existing gameplay upgrades and content.  Purchasers also receive the Criminal Enterprise Starter Pack that gives players access to a huge range of content including properties, vehicles, weapons and more valued at over GTA$10,000,000 plus GTA$1,000,000 Bonus Cash.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  GTA Online: After Hours, which enables players to partner with legendary club impresario Tony Prince to open and operate a top-shelf nightclub featuring world-class DJ acts and use that club as a front for a network of criminal enterprises.

•                  Two new modes for The Southern San Andreas Super Sport Series update: Weeny Issi Classic Races and Target Assault Races.

•                  Seven new Transform Races, including Canal Crosser, Size Matters, the Grotti Circuit, Plane and Simple, Evolution, Tug Life and Twister II.

•                  Madrazo Dispatch Services, a new set of assassination-based Contact Missions.

•                  Trap Door mode, where teams strapped with an arsenal of weaponry compete on a rapidly shrinking floating platform high above the Pacific.

•                  New Special Vehicle Circuit Races, including Imponte Deluxo Races, Ocelot Stromberg Races and Mammoth Thruster Races.

•                  Announced details for the Special Edition and Ultimate Edition of Red Dead Redemption 2, along with extra pre-order bonuses for all three versions and a unique assemblage of real-world collectibles inspired by the game.

2K:

•                  Announced that NBA 2K18 has now sold-in more than 10 million units, setting a new record for the franchise.  Since its inception in 1999, the NBA 2K franchise has sold-in more than 80 million units worldwide and is the top-rated and top-selling NBA video game simulation series of the past 17 years*.

•                  Announced that they will be the exclusive publisher of Saber Interactive’s upcoming arcade-action sports game — NBA 2K Playgrounds 2.  This over-the-top, two-on-two basketball experience will complement 2K’s top-selling NBA 2K series and expand the label’s footprint in the basketball video game space.  The title will be released this fall for Xbox One, PlayStation 4, Nintendo Switch™ and Windows PC.

•                  Announced that Milwaukee Bucks standout and two-time NBA All-Star Giannis Antetokounmpo will be the cover athlete of the NBA 2K19 Standard Edition, the next iteration of our top-rated and top-selling NBA video game simulation series for the past 17 years, which will launch on September 11, 2018 for PlayStation 4, Xbox One, Nintendo Switch and Windows PC.  Players who pre-order the NBA 2K19 Standard Edition receive bonus digital items, including virtual currency and MyTEAM cards.  Also, 2K will release the NBA 2K19 20th Anniversary Edition, featuring three-time NBA Champion, four-time NBA MVP and avid NBA 2K gamer LeBron James on the cover.  In addition to exclusive James-themed content and items, fans who purchase the NBA 2K19 20th Anniversary Edition will receive the game four days early, beginning on September 7, 2018.  Players looking to get a head start on NBA 2K19’s MyCAREER can download the all-new NBA 2K19: The Prelude beginning on August 31, 2018 available on Xbox One and PlayStation 4.

•                  Announced AJ Styles as the cover Superstar for WWE 2K19, the next release from our flagship WWE video game franchise, which will launch on October 9, 2018 for PlayStation 4, Xbox One and Windows PC.  2K also disclosed plans for the WWE 2K19 Million Dollar Challenge, where eligible entrants can participate in an international contest in which the finalist will compete one-on-one in WWE 2K19 against AJ Styles for the chance to win $1 million.  Players who pre-order WWE 2K19 at participating retailers will receive two playable characters as a bonus, including “Rowdy” Ronda Rousey® and former WWE Champion Rey Mysterio®.  In addition, players who purchase the WWE 2K19 Deluxe Edition or WWE 2K19 Wooooo! Edition (featuring WWE Hall of Famer Ric Flair) from participating retailers will receive Early Access to their game copies and in-game bonuses beginning four days early on October 5, 2018.

•                  Announced that Carnival Games®, the next entry in the popular franchise that has sold-in over 9.5 million units worldwide, is coming to Nintendo Switch on November 6, 2018.  Built from the ground up for Nintendo Switch, Carnival Games can be played alone or with up to four players simultaneously, leveraging the unique accessibility of the console’s Joy-Con controllers. The game features 20 exciting and re-imagined games in four unique alleys that can be played at home or on the go, alone or with family and friends.

Private Division:

•                  Announced that Kerbal Space Program will be released on Tencent’s WeGame distribution platform as a premium PC game at a date to be determined.

* According to 2000 - 2018 Metacritic.com and Gamerankings.com.

Financial Outlook for Fiscal 2019

Take-Two is providing its initial financial outlook for its fiscal second quarter ending September 30, 2018 and is updating its financial outlook for its fiscal year ending March 31, 2019, as follows:

Second Quarter Ending September 30, 2018

•                  GAAP net revenue is expected to range from $480 to $530 million

•                  GAAP net income is expected to range from $50 to $62 million

•                  GAAP diluted net income per share is expected to range from $0.43 to $0.53

•                  Share count used to calculate GAAP diluted net income per share is expected to be 116.9 million (1)

•                  Net Bookings (operational metric) are expected to range from $500 to $550 million

The Company is also providing selected data and its management reporting tax rate of 20% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$480 to $530	$20

Cost of goods sold	$191 to $217	$5	$(6)	$(2)

Operating Expenses	$235 to $245		$(32)	$(2)
Interest and other, net	($6)
Income before income taxes	$59 to $74	$15	$38	$4

Fiscal Year Ending March 31, 2019

•                  GAAP net revenue is expected to range from $2.50 to $2.60 billion

•                  GAAP net income is expected to range from $169 to $199 million

•                  GAAP diluted net income per share is expected to range from $1.45 to $1.70

•                  Share count used to calculate GAAP diluted net income per share is expected to be 116.9 million (3)

•                  Net cash provided by operating activities is expected to be approximately $785 million, which includes an increase of $72.0 million recorded in fiscal first quarter 2019 due to the Company’s adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash.

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Bookings (operational metric) are expected to range from $2.70 to $2.80 billion

The Company is also providing selected data and its management reporting tax rate of 20% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$2,500 to $2,600	$200

Cost of goods sold	$1,432 to $1,456	$100	$(180)	$(10)

Operating Expenses	$900 to $940		$(116)	$(7)
Interest and other, net	($25)
Income before income taxes	$194 to 229	$100	$296	$17

1)             For the fiscal second quarter ending September 30, 2018, the Company’s fully diluted share count used for both GAAP and management reporting purposes is expected to be 116.9 million, which includes 113.8 million basic shares and 3.1 million shares representing the potential dilution from unvested employee stock grants.

2)             The individual components of the financial outlook may not foot to the totals as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

3)             For the fiscal year ending March 31, 2019, the Company’s fully diluted share count used for both GAAP and management reporting purposes is expected to be 116.9 million, which includes 113.7 million basic shares and 3.2 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while also leveraging opportunities on Nintendo Switch, Xbox 360, PlayStation 3, PC and mobile platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2018:

Label	Title	Platforms	Release Date
Rockstar Games	Grand Theft Auto V: Premium Online Edition	PS4, Xbox One, PC	April 20, 2018

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	NBA 2K19 20th Anniversary Edition	PS4, Xbox One, Switch, PC	September 7, 2018
2K	NBA 2K19 Standard Edition	PS4, Xbox One, Switch, PC	September 11, 2018
2K	WWE 2K19 Deluxe and Wooooo! Editions	PS4, Xbox One, PC	October 5, 2018
2K	WWE 2K19 Standard Edition	PS4, Xbox One, PC	October 9, 2018
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	October 26, 2018
2K	Carnival Games	Switch	November 6, 2018
2K	NBA 2K Playgrounds 2	PS4, Xbox One, Switch, PC	Fall 2018

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its new Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended June 30,
	2018	2017
Net revenue	$387,982	$418,216

Cost of goods sold:
Internal royalties	53,167	77,704
Product costs	38,141	44,069
Software development costs and royalties	29,788	43,629
Licenses	10,269	29,167
Total cost of goods sold	131,365	194,569

Gross profit	256,617	223,647

General and administrative	67,735	60,603
Selling and marketing	58,306	52,214
Research and development	50,712	42,269
Depreciation and amortization	9,260	7,743
Business reorganization	(242)	10,599
Total operating expenses	185,771	173,428
Income from operations	70,846	50,219
Interest and other, net	6,601	(2,808)
Income before income taxes	77,447	47,411
Provision for (benefit from) income taxes	5,754	(12,865)
Net income	$71,693	$60,276

Earnings per share:
Basic earnings per share	$0.63	$0.57
Diluted earnings per share	$0.62	$0.56

Weighted average shares outstanding:
Basic	112,941	104,465
Diluted	115,985	117,753

Computation of Basic EPS:
Net income	$71,693	$60,276
Less: net income allocated to participating securities	—	(588)
Net income for basic EPS calculation	$71,693	$59,688

Weighted average shares outstanding - basic	112,941	105,494
Less: weighted average participating shares outstanding	—	(1,029)
Weighted average common shares outstanding - basic	112,941	104,465

Basic earnings per share	$0.63	$0.57

Computation of Diluted EPS:
Net income	$71,693	$60,276
Less: net income allocated to participating securities	—	(522)
Add: interest expense, net of tax, on Convertible Notes	95	5,750
Net income for diluted EPS calculation	$71,788	$65,504

Weighted average common shares outstanding - basic	112,941	105,494
Add: dilutive effect of common stock equivalents	3,044	13,288
Total weighted average shares outstanding - diluted	115,985	118,782
Less: weighted average participating shares outstanding	—	(1,029)
Weighted average common shares outstanding - diluted	115,985	117,753

Diluted earnings per share	$0.62	$0.56

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$464,804	$808,973
Short-term investments	637,456	615,406
Restricted cash	509,380	437,398
Accounts receivable, net of allowances of $350 and $54,290 at June 30, 2018 and March 31, 2018, respectively	239,736	247,649
Inventory	10,642	15,162
Software development costs and licenses	12,676	33,284
Deferred cost of goods sold	19,141	117,851
Prepaid expenses and other	180,512	133,454
Total current assets	2,074,347	2,409,177

Fixed assets, net	105,852	102,478
Software development costs and licenses, net of current portion	719,870	639,369
Deferred cost of goods sold, net of current portion	736	26,719
Goodwill	387,328	399,530
Other intangibles, net	91,954	103,681
Other assets	75,917	56,887
Total assets	$3,456,004	$3,737,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,767	$35,029
Accrued expenses and other current liabilities	906,881	914,748
Deferred revenue	450,568	777,152
Total current liabilities	1,391,216	1,726,929

Long-term debt	5,232	8,068
Non-current deferred revenue	15,861	355,589
Other long-term liabilities	191,490	158,285
Total liabilities	1,603,799	2,248,871

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 113,811 and 132,743 shares issued and 113,509 and 114,038 outstanding at June 30, 2018 and March 31, 2018, respectively	1,338	1,327
Additional paid-in capital	1,888,080	1,888,039
Treasury stock, at cost; 20,302 and 18,705 common shares at June 30, 2018 and March 31, 2018, respectively	(611,680)	(458,180)
Retained earnings	615,482	73,516
Accumulated other comprehensive loss	(41,015)	(15,732)
Total stockholders’ equity	1,852,205	1,488,970
Total liabilities and stockholders’ equity	$3,456,004	$3,737,841

 TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Three months ended June 30,
	2018	2017 (as adjusted) (1)

Operating activities:
Net income	$71,693	$60,276
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	6,858	18,206
Depreciation	9,130	7,743
Amortization of intellectual property	6,861	8,181
Stock-based compensation	24,598	24,071
Amortization of discount on Convertible Notes	91	5,237
Gain on redemption of Convertible Notes	—	(1,103)
Amortization of debt issuance costs	32	188
Other, net	(3,103)	(9,669)
Changes in assets and liabilities, net of impact of adoption of Topic 606:
Accounts receivable	61,355	(9,294)
Inventory	3,692	5,451
Software development costs and licenses	(54,663)	(71,829)
Prepaid expenses and other current and other non-current assets	(21,464)	(23,199)
Deferred revenue	(95,075)	(67,883)
Deferred cost of goods sold	8,409	32,233
Accounts payable, accrued expenses and other liabilities	(29,597)	71,281
Net cash (used in) provided by operating activities	(11,183)	49,890

Investing activities:
Change in bank time deposits	(29,840)	(24,999)
Proceeds from available-for-sale securities	51,388	62,205
Purchases of available-for-sale securities	(44,108)	(41,148)
Purchases of fixed assets	(14,289)	(16,092)
Asset acquisition	—	(25,381)
Business acquisition	(3,149)	—
Net cash used in investing activities	(39,998)	(45,415)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(58,403)	(57,689)
Repurchase of common stock	(153,500)	—
Net cash used in financing activities	(211,903)	(57,689)

Effects of foreign currency exchange rates on cash and cash equivalents	(9,103)	6,448

Net change in cash and cash equivalents and restricted cash	(272,187)	(46,766)
Cash and cash equivalents and restricted cash, beginning of year	1,246,371	1,281,214
Cash and cash equivalents and restricted cash, end of period	$974,184	$1,234,448

(1) During Q1 FY19, the Company adopted Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash and applied that standard retroactively. The application of this new standard resulted in an increase to net cash from operating activities of $68.5 million in Q1 FY18 and $72.0 million in Q1 FY19, which are reflected herein.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$221,411	57%	$258,260	62%
International	166,571	43%	159,956	38%
Total net revenue	$387,982	100%	$418,216	100%

Net bookings by geographic region
United States	$156,648	54%	$199,871	57%
International	131,677	46%	148,434	43%
Total net bookings	$288,325	100%	$348,305	100%

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$315,047	81%	$268,235	64%
Physical retail and other	72,935	19%	149,981	36%
Total net revenue	$387,982	100%	$418,216	100%

Net bookings by distribution channel
Digital online	$252,761	88%	$280,914	81%
Physical retail and other	35,564	12%	67,391	19%
Total net bookings	$288,325	100%	$348,305	100%

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$294,730	76%	$344,917	82%
PC and other	93,252	24%	73,299	18%
Total net revenue	$387,982	100%	$418,216	100%

Net bookings by platform mix
Console	$199,921	69%	$265,750	76%
PC and other	88,404	31%	82,555	24%
Total net bookings	$288,325	100%	$348,305	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended June 30, 2018	Net revenue	Cost of goods sold- internal royalties	Cost of goods sold- software development costs and royalties	Cost of goods sold- product costs	Cost of goods sold- licenses	General and administrative

As reported	$387,982	$53,167	$29,788	$38,141	$10,269	$67,735
Net effect from deferral and related cost of goods sold	(99,657)		(9)	(8,405)	—
Stock-based compensation			(3,969)			(11,518)
Amortization and impairment of acquired intangibles			(5,072)
Acquisition related expenses						(194)

Three Months Ended June 30, 2018	Selling and marketing	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$58,306	$50,712	$9,260	$(242)	$6,601
Net effect from deferral and related cost of goods sold					(595)
Stock-based compensation	(4,774)	(4,337)
Non-cash amounts related to convertible notes					91
Amortization and impairment of acquired intangibles		(1,659)	(130)
Impact of business reorganization				242

Three Months Ended June 30, 2017	Net revenue	Cost of goods sold- internal royalties	Cost of goods sold- software development costs and royalties	Cost of goods sold- product costs	Cost of goods sold- licenses	General and administrative

As reported	$418,216	$77,704	$43,629	$44,069	$29,167	$60,603
Net effect from deferral and related cost of goods sold	(69,911)		(7,654)	(17,806)	(14,831)
Stock-based compensation			(3,481)			(13,120)
Amortization of intangibles			(4,242)
Acquisition related expenses						(18)

Three Months Ended June 30, 2017	Selling and marketing	Research and development	Business reorganization	Depreciation and amortization	Interest and other, net

As reported	$52,214	$42,269	$10,599	$7,743	$(2,808)
Stock-based compensation	(2,585)	(2,464)	(2,421)
Non-cash amounts related to convertible notes					5,237
Amortization of intangibles	(2,308)	(1,523)		(120)	(1,103)
Acquisition related expenses
Impact of business reorganization			(8,178)